EXHIBIT (a)(5)

SPECIAL EMPLOYEE MEETING

STOCK OPTION EXCHANGE PROGRAM

OCTOBER 22, 2003

GORDON J. BRIDGE

DIRECTOR

BRIAN E. DEARING

CHAIRMAN and CEO

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Overview

  Board approved plan
  Program highlights
  Program Specifics
  Risks
  Program participation procedure
  Program withdrawal procedure

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Board Approved Plan

  Recognition of employee commitment
  Shareholder benefit (reduced dilution)
  Examined other possible programs

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Program Highlights
  Exchange current options
  - employees exchange ratio equals 1:1
  - officers/directors exchange ratio equal 3:2
  New vesting schedule
  - new options will vest 50% immediately;
  - balance vests at the rate of 25% on 7/31/05; 25% on 7/31/06
  Resets expiration date
  - new options will restart the 10 year clock
  Eligibility
  - employed prior to April 21, 2003
  - an employee on date of new grant date

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Program Specifics
  Voluntary Participation
  - you decide which options (if any) to exchange
  - you can withdraw up to close of window
  - Only whole grants can be exchanged
  Exchange Window Dates
  - exchange window opens 10/22/03
  - exchange window closes 11/19/03 11:00 pm CST
  Eligible options - full grants
  - Vested or non-vested
  - non-exercised/non-expired
  New Options Grant Date
  - on or after May 20, 2004
  Price
  100% of Fair Market Value on new grant date
    Fair Market Value is the average of the closing bid and the ask prices

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Risks
  6 month and 1 day blackout period
  Stock price - fluctuation - may be higher or lower
  Must remain employed
  Lose all rights to exchanged options once tendered
  Company acquisition - possible loss of value
  Not eligible for any other option grants until after 5/20/04
  Potential tax consequences

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Program Participation Procedure
  Review all documents provided
  To participate
  - complete the 2 page "Election" form at the back of the Offer to Exchange document
  - fax or deliver the form to Mary Pierson no later than 11/19/03 11:00 pm CST (no email)
  - Ensure that you receive confirmation within 5 business days

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Program Withdrawal Procedure
  If you change your mind and wish to withdraw your "election to participate"
  - complete the 2 page "Election to Withdraw" form at the back of the Offer to Exchange document
  - fax or deliver the form to Mary Pierson no later than 11/19/03 11:00 pm CST (no email)
  - Ensure that you receive confirmation within 5 business days

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Q & A